                                                                     EXHIBIT 4.3

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISTRIBUTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL, SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES LAWS.

No. A-2                         WARRANT                            March 8, 1999

To Purchase 43,900 Shares of Series A Cumulative Convertible Preferred Stock of
                     Universal Access, Inc. (the "Company")

     1. Number of Shares; Exercise Price; Term. This certifies that Broadmark Capital Corporation or its permitted assigns (the "Holder") is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time after the date hereof and at or prior to 11:59 p.m. Central Time, on March 8, 2004 (the "Expiration Time"), but not thereafter, to acquire from the Company, in whole or in part, from time to time, up to 43,900 fully paid and nonassessable shares (the "Shares") of Series A Cumulative Convertible Preferred Stock, stated value $3.00 per share, of the Company ("Series A Preferred Stock"), at a purchase price of $3.00 per Share (the "Exercise Price"). The number of Shares, type of security for which this Warrant is exercisable and Exercise Price are subject to adjustment as provided herein, and all references to "Series A Preferred Stock" and "Exercise Price" herein shall be deemed to include any such adjustment or series of adjustments.

     2.  Exercise of Warrant.

     (a) In general, the purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, at any time, or from time to time, prior to the Expiration Time, by the surrender of this Warrant and the Notice of Exercise annexed hereto, all duly completed and executed on behalf of the Holder, at the office of the Company in Chicago, Illinois, (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), and upon payment of the Exercise Price for the Shares thereby purchased (by cash, certified or cashier's check, or wire transfer payable to the order of the Company, at the time of exercise in an amount equal to the purchase price of the Shares thereby purchased, or by net issue exercise pursuant to Section 2(b) hereof). Thereupon the Holder shall be entitled to receive from the Company a stock certificate in proper form representing the number of Shares so purchased, and a new Warrant in substantially identical form and dated as of such exercise for the purchase of that number of Shares equal to the difference, if any, between the number of Shares subject hereto and the number of Shares as to which this Warrant is so exercised.
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      (b)   Net Issue Exercise.  Notwithstanding any provisions in this Warrant to the contrary, if the fair market value of one share of Series A Preferred Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by paying the Exercise Price in cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion of the Warrant being exercised and canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise and notice of such election in which event the Company shall issue to the Holder a number of shares of Series A Preferred Stock computed using the following formula:

                  X = Y(A-B)
                      ------
                        A

            Where       X =  the number of shares of Series A Preferred Stock
                             to be issued to the Holder

                        Y = the number of shares of Series A Preferred Stock purchasable under the Warrant, or if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised and canceled (at the date of such calculation)

                        A =  the Fair Market Value

                        B =  the Exercise Price

For purposes of the above calculation, the Fair Market Value shall be determined by the Company's Board of Directors in good faith; provided, however, that where there exists a public market for the Company's common shares, no par value per share (the "Common Shares") at the time of such exercise, the Fair Market Value shall be the product of (i) the average of the closing bid and asked prices of the Common shares quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Shares or the closing price quoted on the NASDAQ National Market or on any exchange on which the Common Shares are listed, whichever is applicable, as published in the Central Edition of The Wall Street Journal for the five (5) trading days prior to the date of determination of Fair Market Value and (ii) the number of Common Shares into which each share of Series A Preferred Stock is convertible at the time of such exercise. Notwithstanding the foregoing, if the Warrant is exercised in connection with the Company's initial public offering of Common Shares, the Fair Market Value shall be the product of (i) the per share offering price to the public of the Company's initial public offering, and (ii) the number of Common Shares into which each shares of Series A Preferred Stock is convertible at the time of such exercise.

      3. Issuance of Shares. Certificates for Shares purchased hereunder shall be delivered to the Holder within a reasonable time after the date on which this Warrant shall have been exercised in accordance with the terms hereof. All Shares that may be issue upon the exercise of this Warrant shall, upon such exercise, be duly and validly authorized and issued, fully paid and nonassessable

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and free from all taxes, liens and charges in respect of the issuance thereof
(other than liens or charges created by or imposed upon the Holder or taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that the Shares so issued shall be and shall for all purposes be deemed to have been issued to the Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised or converted in accordance with the terms hereof.

     4. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant. In lieu of any fractional Share to which the Holder would otherwise be entitled, the Holder shall be entitled, at its option, to receive either (i) a cash payment equal to the excess of fair market value for such fractional Share above the Exercise Price for such fractional share (as determined in good faith by the Company) or (ii) a whole Share if the Holder tenders the Exercise Price for one whole share.

     5. No Rights as Shareholders. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

     6. Charges, Taxes and Expenses. Certificates for Shares issued upon exercise of this Warrant shall be issued in the name of the Holder. Issuance of certificates for Shares upon the exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

     7. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the registered Holder at the office or agency of the Company referenced in Section 2 above, for a new Warrant on substantially identical form and dated as of such exchange. The Company shall maintain at the office or agency referenced in Section 2 above, a registry showing the name and address of the registered Holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects prior to written notice to the contrary, upon such registry.

     8. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation and reissuance, in lieu of this Warrant.

     9. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday or a Sunday or a legal holiday.

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

     10. Adjustments of Rights. The purchase price per share and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

          (a) Merger or Consolidation. If at any time there shall be a merger or a consolidation of the Company with or into another corporation when the Company is not the surviving corporation, then, as a condition of such merger or consolidation, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares of stock or other securities or property
(including cash) of the successor corporation resulting from such merger or consolidation, to which the holder of the stock deliverable upon exercise of this Warrant would have been entitled in such merger or consolidation if this Warrant had been exercised immediately before such merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the merger or consolidations.

          (b) Reclassification, Recapitalization, etc. If the Company at any time shall, by subdivision, combination or reclassification of securities, recapitalization, automatic conversion, or other similar event affecting the number or character of outstanding Shares, or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

          (c) Split Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, the Exercise Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

          (d) Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to Series A Preferred Stock payable solely in shares of the Company's equity securities, then the Exercise Price shall be adjusted, from and after the date of determination of the shareholders entitled to receive such dividend, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of Common Shares outstanding immediately prior to such dividend, and (ii) the denominator of which shall be the total number of Common Shares outstanding immediately after such dividend.

     The number of Common Shares at any time outstanding (A) shall include, in addition to outstanding Common Shares, the number of Common Shares into which the Series A Preferred

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Stock, the Series B Cumulative Convertible Preferred Stock, the Series C
Convertible Preferred Stock, or any of the Company's other equity securities, indebtedness or other securities are convertible; (B) shall include the number of Common Shares into which any of the Company's vested options or warrants (including warrants exercisable for equity securities or indebtedness convertible into Common Shares) are then convertible; and (B) shall not include treasury shares. This paragraph shall apply only if and to the extent that, at the time of such event, this Warrant is then exercisable for Preferred Stock.

          (e) Adjustment of Number of Shares. Upon each adjustment in the Exercise Price pursuant to 10(c) or 10(d) hereof, the number of Shares purchasable hereunder shall be adjusted, to the nearest whole Share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction (i) the numerator of which shall be the Exercise Price immediately prior to such adjustment, and
(ii) the denominator of which shall be the Exercise Price immediately after such adjustment.

          (f) Dividends. If the Company declares or pays a dividend or other distribution upon the Series A Preferred Stock other than a stock dividend payable solely in shares of the Company's equity securities (a "Dividend"), then the Company shall pay to the Holder at the time of payment thereof the Dividend which would have been paid to such Holder if such Holder had held the maximum number of Shares acquirable upon complete exercise of the outstanding portion of this Warrant immediately prior to the date on which a record is taken for such Dividend, or, if no record is taken, the date as of which the record holders of Series A Preferred Stock entitled to such dividends are to be determined.

     11. Stock to Be Reserved. The Company will at all times reserve and keep available out of its authorized but unissued Series A Preferred Stock and Common Shares, solely for the purpose of issue upon the exercise of this Warrant as herein provided, such number of shares of (a) Series A Preferred Stock as shall be issuable upon exercise of this Warrant, and (b) Common Shares as shall be issuable upon conversion of the Series A Preferred Stock issuable upon exercise of this Warrant (collectively, the "Reserved Shares"). The Company covenants that, when the Reserved Shares are issued in accordance with the terms hereof (including payment of the Exercise Price) or the terms of the Certificate of Designations, Preferences and Rights of the Series A Preferred Stock (the "Series A Certificate"), as applicable, the Reserved Shares shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. Without limiting the generality of the foregoing, the Company covenants that it will from time to time take all such action as may be reasonably necessary to assure that the par value per share (as opposed to the Stated Value) of the Shares at all times equal to or less than the effective Exercise Price.

     The Company will take all such action as may be reasonably necessary to assure that all Reserved Shares may be issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Shares of the Company may be listed. The Company will not take any action which results in any adjustment of the

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

Exercise Price if the total number of shares of Series A Preferred Stock issued and issuable after such action upon exercise of this Warrant would exceed the total number of shares of Series A Preferred Stock then authorized by the Company's Articles of Incorporation. The Company has not granted and will not grant any right of first refusal or similar right with respect to Shares issuable upon exercise of this Warrant, and there are no preemptive rights associated with such Shares.

     12. Issue Tax. The issuance of certificates for shares of Series A Preferred Stock upon exercise of this Warrant shall be made without charge to the Holder for any issuance or transfer tax in respect thereof; provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder.

     13. Closing of Books. The Company will at no time close its transfer books against the transfer of the shares of Series A Preferred Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

     14.  Notices of Record Dates. If:

          (a) the Company sets a record date for holders of any class of securities for the purpose of determining the holders entitled to receive any dividend or other distribution (other than cash dividends out of earned surplus), or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) any Liquidation Event (as defined in the Series A Certificate) occurs,

then at least twenty (20) days, or such shorter period as is practicable but in no event less than ten (10) days, before any such record date or Liquidation Event, the Company shall give notice (the "Notice") to the Holder specifying
(i) the date on which such record is to be taken, and (ii) the date on which such Liquidation Event is to take place, and the time, if any is to be fixed, as of which the holders of record of Series A Preferred Stock or Common Shares will be entitled to exchange their shares of Series A Preferred Stock or Common Shares, as the case may be, for securities or other property deliverable upon such Liquidation Event. The Notice shall state whether the Liquidation Event or the record date is subject to the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") or to a favorable vote of stockholders, if either is required.

     15.  Warrant Transferable; Registration Rights. Subject to compliance with
(i) applicable state and federal securities laws, and (ii) any transfer restrictions set forth in the Series A Certificate, the Warrant Share Registration and Informational Rights Agreement dated as of September 21, 1998 between the Holder and the Company (the "Registration Rights Agreement"), and the Shareholders Agreement dated as of February 8, 1999 among the Company and the parties thereto (collectively, the "Transaction Documents"), this Warrant and the Holder's rights hereunder



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
are transferrable, in whole or in part, without charge to the Holder upon surrender of this Warrant with a properly executed assignment, in form and substance reasonably acceptable to the Company.

     For purposes of the Registration Rights Agreement, the shares of Common Stock (i) acquired or to be acquired by the Holder pursuant to the conversion of Shares and (ii) which have not been previously sold pursuant to a registration statement or Rule 144 promulgated under the Securities Act of 1933, as amended, shall be deemed to constitute "Registrable Securities" as defined in the Registration Rights Agreement and shall be subject to the registration rights granted to the Holder under the Registration Rights Agreement.

     16. Notice of Adjustments. Whenever the Exercise Price or number or type of securities issuable hereunder shall be adjusted pursuant to Section 10 hereof, the Company shall issue and provide to the Holder a certificate signed by an officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of Shares purchasable hereunder after giving effect to such adjustment.

     17. Governing Law. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of Illinois and for all purposes shall be construed in accordance with and governed by the laws of said state, without giving effect to the conflict of laws principles.

     18. Attorneys' Fees. In any litigation, arbitration or court proceeding between the Company and the Holder relating hereto, the prevailing party shall be entitled to reasonable attorneys' fees and expenses incurred in enforcing this Warrant.

     19. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Holder.

     20. Notice. Except as otherwise specified herein, any notice, demand or request required or permitted to be given pursuant to the terms of this Agreement shall be in writing and shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with a hard copy to follow) on or before 5:00 p.m., central time, on a business day or, if the day is not a business day, on the next succeeding business day, (ii) on the next business day after timely delivery to an overnight courier and (iii) on the third business day after deposit in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

          If to the Company:

          Universal Access, Inc.
          100 North Riverside Plaza
          Suite 2200


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            Chicago, IL 60606
            Phone: 312-660-5000
            Fax:   312-660-5050
            With a copy to:

            Shefsky & Froelich Ltd.
            444 North Michigan Avenue
            Suite 2500
            Chicago, Illinois 60611
            Attn: Mitchell D. Goldsmith, Esq.
            Phone: 312-836-4006
            Fax:   312-527-3194


and if to any Holder, at its address as shown on the stock records of the Company or such other address as any such party shall deliver to the Company.

      21. Entire Agreement. This Warrant, the Notice of Exercise attached hereto and the Transaction Documents contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

      IN WITNESS WHEREOF, Universal Access, Inc. has caused this Warrant to be executed by its duly authorized officer.

Dated: March 8, 1999


                                                UNIVERSAL ACCESS, INC.


                                                By:
                                                   ---------------------------
                                                Name: Patrick Shutt
                                                Title: President



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
                               NOTICE OF EXERCISE


To:   Universal Access, Inc.

      1. The undersigned hereby elects to purchase _____________ shares (the "Shares") of Series A Cumulative Convertible Preferred Stock, stated value $3.00 per share, of Universal Access, Inc. (the "Company") pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price.

      2. The Shares to be received by the undersigned upon exercise of the Warrant are being acquired for its own account, not as a nominee or agent, and not with a view to resale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable federal and state securities laws. The undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Shares. The undersigned has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares.

      3. The undersigned understands that the Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, the undersigned represents that it is familiar with Rule 144 of the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

      4. The undersigned understands the certificates evidencing the Shares may bear one or all of the following legends:

            (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

            (b)   Any legend required by applicable state law.

        5. Please issue a certificate or certificates representing said Shares in the name of the undersigned


                                        BROADMARK CAPITAL CORPORATION

                                        By:
                                           ------------------------------------
                                        Title:
                                              ---------------------------------
---------------
     Date

        6. Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned.

                                        BROADMARK CAPITAL CORPORATION

                                        By:
                                           ------------------------------------
                                        Title:
                                              ---------------------------------
---------------
     Date



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